REGAN HOLDING CORP.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 27, 1998


TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of Regan Holding Corp. (the "Company"), to be held at Embassy Suites, 101 McInnis Parkway, San Rafael, California, on May 27, 1998, at 9:00 a.m. Pacific time, to consider and act upon the matters listed below:

          (1) Election of four (4) Directors to hold office until the Annual Meeting of Shareholders in 1999 and until their successors are duly elected;

          (2) Ratification of the appointment of Coopers & Lybrand, L.L.P. as the Company's independent auditors for the year ended December 31, 1998; and,

          (3) Consideration of any other matters which may properly come before the meeting or any adjournments of the meeting.

     Shareholders of record at the close of business on March 31, 1998, are entitled to notice of and to vote at the Annual Meeting.

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                            BY ORDER OF THE BOARD OF DIRECTORS

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



1179 N. McDowell Boulevard
Petaluma, California 94954
April 22, 1998

                               REGAN HOLDING CORP.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                             To be held May 27, 1998

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Regan Holding Corp., a California corporation, with its principal executive offices located at 1179 N. McDowell Boulevard, Petaluma, California 94954 (the "Company"), for use at the Annual Meeting of Shareholders to be held at Embassy Suites, 101 McInnis Parkway, San Rafael, California, on May 27, 1998, at 9:00 a.m., Pacific time. Accompanying this Proxy Statement is the Board of Directors' Proxy for the Annual Meeting which you may use to indicate your vote on the proposals described in this Proxy Statement.

     All Proxies which are properly completed signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will unless otherwise directed be voted in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. A shareholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote his or her shares in person.

     The close of business on March 31, 1998, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of the record date, the Company had outstanding 26,077,963 shares of Common Stock-Series A, no par value (the "Series A Stock"), and 600,618 shares of Common Stock-Series B, no par value (the "Series B Stock"). As of the date of this Proxy Statement, the Company is not in arrears in dividends or in default in principal or interest with respect to any of its outstanding securities. The shares of Series A Stock and Series B Stock are collectively referred to herein as "Common Stock" and the holders of shares of Common Stock vote together as a single class. Commencing approximately April 22, 1998, the Company is mailing its Annual Report on Form 10-K for the year ended December 31, 1997, together with this Proxy Statement and the enclosed Proxy, to holders of Common Stock as of the record date.

     The shares of Common Stock are the only outstanding voting securities of the Company. A holder of a share of Common Stock is entitled to cast one vote for each share held of record on the record date on all matters to be considered at the Annual Meeting. As explained under Item 1 of this Proxy Statement, cumulative voting will be permitted with respect to the election of Directors.

     The holders of a majority of the votes entitled to be cast, present either in person or by proxy, shall constitute a quorum for purposes of the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present on any matter. For actions requiring approval based on a percentage of votes cast, abstentions and broker non-votes will not affect the outcome of the vote. For actions requiring approval based on the number of shares outstanding, abstentions and broker non-votes will have the same effect as a negative vote.

                                     ITEM 1
                              ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of Directors to be elected at four (4). The Board of Directors has nominated the persons identified below to serve as Directors until the next Annual Meeting of Shareholders and until their respective successors shall be elected and shall qualify. All four of the nominees are currently Directors of the Company.


                                                                       Director
   Name                          Principal Occupation                    Since

Lynda L. Regan         Ms. Regan, born in 1948, has served                1990
                       as Chairman and Chief Executive
                       Officer of the Company since 1992. She was Senior Vice President and Treasurer from 1990 to 1992.

Steve C. Anderson      Mr. Anderson, born in 1948, has been               1990
                       a   partner   in  Hoalst   Anderson,   an
                       independent insurance agency, since 1983.
                       He   is  a   member   of   the   National
                       Association of Life  Underwriters and CLU
                       Society.

R. Preston Pitts       Mr. Pitts, born in 1951, has served                1995
                       as Chief Financial Officer of the
                       Company since 1994, as President and
                       Secretary of the Company since
                       February 1997, and as Chief
                       Operating Officer of the Company
                       since April, 1998.  Prior to joining
                       the Company, he owned Pitts Company,
                       a CPA firm specializing in services
                       for insurance companies, served as
                       financial officer for United Family
                       Life Insurance Company and American
                       Security Insurance Group, both
                       Fortis-owned companies, and was
                       Audit Manager for Ernst & Young.

Ute Scott-Smith        Ms. Scott-Smith, born in 1960,                     1997
                       served as Senior Vice-President of
                       the Company from 1990 to April of
                       1997.

     Although it is not contemplated that the nominees will decline or be unable to serve, the Proxies will be voted by the Proxy holders at their discretion for another person if such a contingency should arise. Unless otherwise directed in the accompanying Proxy, or as specified above, the Proxies will be voted FOR the election of nominees named above.

     A plurality vote is required for election of Directors. The Bylaws provide that each shareholder is entitled to cumulate such shareholder's votes and give one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder's shares are normally entitled, or distribute the shareholder's votes on the same principle among as many nominees as the shareholder considers appropriate. This cumulative voting right may not be exercised unless the nominee's name has been placed in nomination prior to the voting and one or more shareholders has given notice at the meeting prior to the voting of the shareholder's intent to cumulate such shareholder's vote. The proxy holders may exercise this cumulative voting right at their discretion.

     Under an insurance brokerage agreement among the Company, Lynda L. Regan and Moody Insurance Group ("MIG"), Ms. Regan has agreed that, so long as the brokerage agreement remains in effect, she will vote her shares in favor of the election of Robert Moody, Jr., MIG's president and sole shareholder, as a Director of the Company should he wish to be elected. However, at the present time, MIG engages in business activities that compete with the Company. Therefore, in order to avoid any issue as to the propriety of Mr. Moody's serving on the Company's Board, Mr. Moody has agreed to relinquish his right to serve on the Board for a period of one year in return for nominal consideration from the Company. The termination of the brokerage agreement with MIG would not have a material effect on the Company.

Executive Officers

     In addition to the Directors who serve as executive officers of the Company and who are identified above, the following individuals serve as officers of the
Company:

     H. Lynn Stafford served as Vice President of Operations of the Company from 1995 to July, 1997, and as Information Systems Officer since August, 1997. Prior to that time, he served as Chief Operating Officer for Lincoln Liberty Life Insurance Company and First Delaware Life Insurance Company.

     Gregory C. Egger has served as Chief Marketing Officer of the Company since August, 1997. Prior to that time, Mr. Egger was Executive Vice President for American Security Group.

     David A. Skup has served as Chief Financial Officer of the Company since July, 1997. Previously, Mr. Skup was Vice President in charge of Internal Audit for Independent Insurance Group, Inc. and was Senior Audit Manager for Deloitte, Haskins & Sells.

Beneficial Share Ownership of Directors and Executive Officers

     The following table shows the number of shares and the percentage of the shares of the Company's Class A Stock beneficially owned by each of the Directors and executive officers of the Company as of March 31, 1998. No Director or officer owns any Series B Common Stock.


Name                      Position                             Total              Percent

Lynda L. Regan            Director, Chairman &
                          Chief Executive Officer           11,379,922           42.7% (1)
R. Preston Pitts          Director, President &
                          Chief Operating Officer              800,000                3.0%
Ute Scott-Smith           Director                             441,739                1.7%
Steve C. Anderson         Director
                                                                69,714                   *
   Directors and                                            12,691,375               47.6%
   Officers as a                                            ==========           =========
   group


     *Indicates that the percentage of the outstanding shares beneficially owned is less than one percent (1%).

     (1) Includes 1,700 shares owned by Ms. Regan as custodian for her daughter.

Certain Shareholders

     The Company knows of no person who is the beneficial owner of more than five percent of any class of the Company's outstanding Common Stock other than Lynda L. Regan, Chairman and Chief Executive Officer of the Company, whose ownership is listed above.

Committees

     The Company has an Audit Committee consisting of Steve C. Anderson and Ute Scott-Smith, both of whom are outside Directors. The Audit Committee oversees management's discharge of its financial reporting responsibilities and recommends appointment of the Company's independent auditors. During 1997, the Audit Committee held two meetings.

     The Company does not currently have a nominating or compensation committee. The functions normally performed by these committees are performed by the entire Board of Directors.

Directors' Meetings

     During the fiscal year ended December 31, 1997, four meetings of the Board of Directors of the Company were held.

Directors' Compensation

     The Company compensates outside Directors for attending Board and committee meetings at $2,000 per meeting. Currently, Steve C. Anderson and Ute Scott-Smith are the only outside Directors of the Company. The other Directors are otherwise employed by the Company and are not compensated for serving as Directors or attending Board or committee meetings.

Executive Compensation

         The following Summary Compensation Table sets forth the compensation of the Company's Chief Executive Officer and all other executive officers for services in all capacities to the Company and its subsidiaries during 1997, 1996 and 1995.

                           Summary Compensation Table


                                                           Annual Compensation
                                           ------------------------------------------------
                                             Annual           Annual                             All Other
Name and Position              Year          Salary          Bonus (1)         Other           Compensation
-----------------              ----          ------          ---------         -----           ------------

Lynda L. Regan,                1997        $ 407,712         $ 167,916       $ 4,750(2)        $     --
Chief Executive                                                               16,825(5)
  Officer                      1996          408,894            52,290         4,750(2)              --
                                                                              16,824(5)
                               1995          408,067           181,534         4,620(2)              --
                                                                              11,216(5)

R. Preston Pitts,              1997        $ 300,000          $149,916       $ 4,750(2)        $     --
President and Chief            1996          300,000            72,290         4,750(2)              --
Operating Officer              1995          300,000            81,534         4,620(2)              --

Gregory C Egger, (4)           1997        $  77,885           $52,046       $    --           $     --
Chief Marketing
  Officer

David A. Skup, (4)             1997        $  60,577           $20,661       $    --           $     --
Chief Financial
  Officer

H. Lynn Stafford,              1997        $ 139,231         $  73,416       $ 4,750(2)        $     --
Information Systems            1996          130,059            31,790         4,750(2)              --
  Officer                      1995           50,000            32,368               --              --

Ute Scott-Smith, (6)           1997        $  66,754         $      --       $ 4,750(2)        $     --
Senior Vice President          1996          177,318            47,290         4,750(2)              --
                               1995          175,000            56,534         4,620(2)              --
                                                                                                   80,313(3)


(1)  Includes bonuses in the year in which they were earned.
(2) The Company matches contributions made to its 401(k) plan at a rate of $.50 for every $1.00 deferred, up to 6% of total annual salary.
(3) Compensation related to the payment of personal income taxes due to the exercise of stock options in 1991.
(4) Mr. Skup and Mr. Egger were elected officers of the Company in July, 1997, and August, 1997, respectively.
(5) The Company pays interest on debt related to a split dollar life insurance policy under which Ms. Regan is the beneficiary.
(6) Ms. Scott-Smith resigned effective April 4, 1997, and became a Director in August, 1997.

Report on Executive Compensation

     The Company does not have a compensation committee. The Board of Directors develops and administers the Company's executive compensation policies and programs. These policies and programs are generally intended to (i) relate the compensation of the Company's executives to the success of the Company and to the creation of shareholder value; and, (ii) attract, motivate and retain highly qualified managers. In establishing a level of compensation, the Board considers a number of factors, including: (i) the financial condition and performance of the Company; (ii) the compensation levels of executives in comparable positions at companies in industries in which the Company competes for executives, primarily the financial services and insurance industries; and, (iii) the abilities of the executives and their contributions to the Company's goals and performance.

     Each year, the Board of Directors reviews the Company's executive compensation policies and programs with respect to the linkage between executive compensation and the creation of shareholder value, as well as the competitiveness of the compensation programs. In conducting this review, the Board considers changes in the Company's mission and goals and evaluates the competitiveness of its compensation program based on published surveys, proxy statement analysis and advice of consultants.

     Compensation for executives consists of two components: base pay and bonuses. Base pay for executives is determined based on the factors set forth above. It is the Board's policy to position executive salaries in general in the third quartile (i.e. the top 51% to 75%) of compensation levels for comparable positions in the market, although individual salaries may be higher or lower based on the considerations discussed above.

     For 1997, the Chief Executive and President were eligible to receive a cash bonus of up to 40% of base salary and each of the other executive officers was eligible to receive a cash bonus of up to 20% of base salary. Achievement of this bonus was contingent upon the individual executive achieving performance goals designed to increase shareholder value. Examples of performance goals for 1997 included: (i) management of the Company to achieve net income targets; (ii) implementation of stock option incentive programs for producers and employees; and, (iii) implementation of a formal plan to recruit and retain programming personnel.

     In addition to the salary based bonuses described above, each executive officer received a bonus based on the performance of the Company during 1997. An amount equal to 1.25% of the Company's net income for 1997 was allocated to each of the five individuals who served as executive officers as of the end of 1997. One third of the amount allocated to each officer was paid in February of 1998. The remaining two-thirds will be paid in equal installments in February of 1999 and 2000, contingent upon the Company achieving net income growth of 12% per year in 1998 and 15% in 1999, and provided that such individual is employed with the Company on the date that the installment is to be paid.

     In determining Lynda L. Regan's level of compensation for 1997, the Board considered her success in maintaining relationships with key distribution groups and insurance carriers with which the Company contracts. The Board also considered the compensation level of Ms. Regan compared to that of individuals holding similar positions in companies operating in comparable industries. Based on these considerations, the Board approved Ms. Regan's base salary and bonus for 1997 at $407,712 and $167,916, respectively.

                                              Respectfully submitted,

                                              Lynda L. Regan
                                              Steve C. Anderson
                                              R. Preston Pitts
                                              Ute Scott-Smith

Performance Data

     The Company's Common Stock became subject to the Securities Exchange Act of 1934 (the "Exchange Act") in November of 1991 as a result of the issuance of shares of Common Stock in connection with the acquisition of LifeSurance Corporation, a Delaware corporation. Since that time, there has been no active trading in the Common Stock and, accordingly, information as to market price per share is not available. Prior to 1996, the only available measure of the value of the shares of Common Stock was book value based on the financial statements of the Company. The book value of each share of Common Stock (including redeemable Common Stock) was negative $.0027 as of December 31, 1993, compared with $.20 as of December 31, 1994, $.38 as of December 31, 1995, and $.48 as of December 31, 1996. In 1996, the Company began repurchasing the stock of certain shareholders entitled to sell their stock to the Company. The price paid for such stock, which was based on an independent appraisal conducted on behalf of the Company for the purpose of such repurchases, was $.55 per share commencing December 31, 1995, $.70 per share commencing June 30, 1996, $.78 per share commencing December 31, 1996, $.84 per share commencing June 30, 1997, and $.96 per share commencing December 31, 1997. The Company has paid no dividends on the Common Stock since becoming subject to the Exchange Act.

Compensation Committee Interlocks and Insider Participation

     As noted above, the Company does not have a compensation committee. The compensation of executive officers is determined by the Board of Directors. Lynda Regan, who is Chief Executive Officer of the Company, is also Chairman of the Board of Directors and R. Preston Pitts, who is President and Chief Operating Officer, is also a Director. None of the executive officers of the Company serve as a Director or member of the compensation committee of an entity, any of whose executive officers serves as a Director of the Company.

Certain Relationships and Related Transactions

     The Company paid Ashley A. Penney, a Director until August, 1997, $133,113 for services provided as a human resource consultant during 1997.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended December 31, 1997, and Forms 5 and amendments thereto furnished to the Company with respect to the year ended December 31, 1996, no reports required by Section 16(a) of the Exchange Act with respect to the Company were delinquent during the year ended December 31, 1997.


                                     ITEM 2
          RATIFICATION OF APPOINTMENT OF PRINCIPAL INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Coopers & Lybrand, L.L.P. as principal independent auditors for the Company for the year ended December 31, 1998. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting and will be available to respond to appropriate questions. Those representatives will have the opportunity to make a statement if they desire to do so.

     The approval of this appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting.

The Board of Directors recommends that the shareholders vote FOR ratification of the appointment of Coopers & Lybrand, L.L.P. as principal independent auditors for the year ended December 31, 1998, and your proxy will be so voted unless you specify otherwise.


                             SHAREHOLDERS PROPOSALS

     Any shareholder who intends to present a proposal at the next Annual Meeting of Shareholders for inclusion in the Company's Proxy Statement and Proxy form relating to such meeting must submit such proposal by January 31, 1999, to the Company at its principal executive offices.

                                  OTHER MATTERS

     Management knows of no other matters other than as set forth in this Proxy Statement which are to be considered at the meeting. If any other business shall properly come before the meeting, the proxy holders will, as to such items, vote the shares represented by management proxies in accordance with their best judgment.

                             SOLICITATION OF PROXIES

     It is expected that proxy solicitation will be primarily by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's Directors and officers, without additional compensation, personally or by mail, telephone, facsimile, telegram or otherwise.

                                  ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, is being furnished to shareholders concurrently with this Proxy Statement.

                                             BY ORDER OF THE BOARD OF DIRECTORS

April 22, 1998